                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
Electronic Data Systems Corporation:

We consent to incorporation by reference in the following registration statements of Electronic Data Systems Corporation of our report dated February 1, 2001, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which report appears in the 2000 annual report on Form 10-K of Electronic Data Systems Corporation.

                      SEC
Form               File Number                 Description
----               -----------                 -----------

S-8              333-89903                EDS Executive Deferral Plan
S-3              333-84675                Electronic Data Systems Corporation Common Stock
S-3              333-50971                Electronic Data Systems Corporation Common Stock
S-3              333-10145                Electronic Data Systems Corporation Debt Securities
S-8              2-94690                  1996 Electronic Data Systems Corporation Stock Purchase Plan
                 (Post Effective
                 Amendment No. 2)
S-8              2-94691                  Electronic Data Systems Corporation 1996 Incentive Plan
                 (Post Effective
                 Amendment No. 2)
S-8              33-64681                 EDS Deferred Compensation Plan
                 (Post Effective
                 Amendment No. 1)
S-8              33-36443                 EDS Deferred Compensation Plan
                 (Post Effective
                 Amendment No. 1)
S-8              33-54833                 EDS Puerto Rico Savings Plan
                 (Post Effective
                 Amendment No. 1)
S-8              333-22077                Performance Share, 1997 Nonqualified Stock Option Plan of Electronic
                                             Data Systems Corporation
S-3              333-08621                Electronic Data Systems Dividend Reinvestment Plan
S-8              333-49760                Global Share Plan
S-8              333-43436                1999 EDS Non-Qualified Stock Purchase Plan

                                              /s/ KPMG LLP
Dallas, Texas
March 13, 2001

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